EXHIBIT 10.4

CONSULTING AGREEMENT

This Agreement is made and entered into as of the 20th day of September, 2011 by and between Shawn Knapp (“Consultant”) and Vanity Events Holding, Inc. (the “Company”).

WHEREAS, the Company desires to engage Consultant to provide certain consulting services, and Consultant is willing to be engaged by the Company to provide such services, on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Purpose. The Company hereby engages Consultant for the term specified in Paragraph 2 hereof to render consulting advice to the Company relating to the sale of Shogun Energy, Inc.’s products upon the terms and conditions set forth herein.

2.           Effective Date and Term. This Agreement shall be effective as of September 20, 2011 (the “Effective Date”).  Unless earlier terminated pursuant to Section 10 hereof, the term of this Agreement shall commence upon the Effective Date and shall continue until December 31, 2011 (the “Consulting Term”).

3.     Duties of Consultant.  During the term of this Agreement, the Consultant shall provide the Company with the services set forth in Paragraph 1 above and such additional services as is reasonably requested by the Company’s management and Board of Directors, provided that Consultant shall not be required to undertake duties not reasonably within the scope of this Agreement.  The Consultant shall not be required to provide services in excess of ten (10) hours per week.

4.           Compensation.  In consideration for the services rendered by Consultant to the Company pursuant to this Agreement, the Company agrees to pay Consultant the sum of $26,086.50 during the Consulting Term (“Consulting Fee”) to be payable as follows: (a) $13,043.25 to be payable within fifteen (15) business days after the Effective Date and (b) $13,043.25 to be payable within five (5) business days after the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011 with the Securities and Exchange Commission.

5.           Expenses.  The Company  shall reimburse Consultant for reasonable out-of-pocket expenses incurred in connection with this Agreement.

6.           Company Information.  Consultant recognizes and acknowledges that by reason of Consultant’s retention by and service to the Company before, during and, if applicable, after the  Consulting Term, Consultant will have access to certain confidential and proprietary information relating to the Company’s business, which may include, but is not limited to, trade secrets, trade “know-how,” product development techniques and plans, formulas, customer lists and addresses,  financing services, funding programs, cost and pricing information, marketing and sales techniques, strategy and programs, computer programs and software and financial information relating to the field of in which the Company is actually engaged in research, development, collaboration or sales at the time of such disclosure (collectively referred to as “Confidential Information”).  Consultant acknowledges that such Confidential Information is a valuable and unique asset of the Company and Consultant covenants that it will not, unless expressly authorized in writing by the Company, at any time during the Consulting Term use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information.  Consultant also covenants that at any time after the termination of this Agreement, directly or indirectly, it will not use any Confidential Information or divulge or disclose any Confidential Information to any person, firm or corporation, unless such information is in the public domain through no fault of Consultant or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Consultant to divulge, disclose or make accessible such information.  All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Consultant’s possession during the Consulting Term shall remain the property of the Company.  Except as required in the performance of Consultant’s duties for the Company, or unless expressly authorized in writing by the Company, Consultant shall not remove any written Confidential Information from the Company’s premises, except in connection with the performance of Consultant’s duties for the Company and in a manner consistent with the Company’s policies regarding Confidential Information.  Upon termination of this Agreement, the Consultant agrees to return immediately to the Company all written Confidential Information (including, without limitation, in any computer or other electronic format) in Consultant’s possession.

7.           Consultant an Independent Contractor.  Consultant shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof.  It is expressly understood and agreed to by the parties hereto that Consultant shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.

8.           Termination. The Company may terminate this Agreement in its sole discretion and at its sole option at any time upon 3 day written notice to Consultant.

9.           Waiver of Breach.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach.

10.           Binding Effect; Benefits.  None of the parties hereto may assign his or its rights hereunder without the prior written consent of the other parties hereto, and any such attempted assignment without such consent shall be null and void and without effect.  This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, permitted assigns, heirs and legal representatives.

11.           Notices.  All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) one (1) business day after being mailed with a nationally recognized overnight courier service, or (c) three (3) business days after being mailed by registered or certified first class mail, postage prepaid, return receipt requested, to the parties hereto at:

If to the Company, to:                         1111 Kane Concourse, Suite 304,
Bay Harbor Islands, Florida 33154
Facsimile: ___________

If to the Consultant, to:                       118 Front Street
Brookings, South Dakota  57006
Facsimile: (605) 692-8368

12.           Entire Agreement; Amendments.  This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof.  This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

13.           Severability.  The invalidity of all or any part of any provision of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such provision.  If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

14.           Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by and construed in accordance with the law of the State of New York without giving effect to the principles of conflicts of law thereof.  The parties hereto each hereby submits herself or itself for the sole purpose of this Agreement and any controversy arising hereunder to the exclusive jurisdiction of the state courts in the State of New York.

15.  Assignment.  Neither party may assign this Agreement without the prior written consent of the other party.

16.  Headings.  The headings herein are inserted only as a matter of convenience and reference, and in no way define, limit or describe the scope of this Agreement or the intent of the provisions thereof.

17.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.  Signatures evidenced by facsimile transmission will be accepted as original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.

CONSULTANT

By:	/s/ Shawn Knapp
Shawn Knapp
Title

VANITY EVENTS HOLDING, INC.

By:	/s/ Lloyd Lapidus
Name: Lloyd Lapidus
Title: Interim Chief Executive Office

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